April 19, 2019
Dear Stockholder:
We cordially invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of WCF Bancorp, Inc. Our Annual Meeting will be held at the main office of WCF Financial Bank located at 401 Fair Meadow Drive, Webster City, Iowa 50595 at 9:00 a.m., Central time, on Wednesday, May 22, 2019.
The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. Also, enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating results.
The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019 any other business that properly comes before the Annual Meeting.
Our Board of Directors has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of WCF Bancorp, Inc. and our stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019.
On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Michael R. Segner
Michael R. Segner
President and Chief Executive Officer

401 Fair Meadow Drive * P.O. Box 638 * Webster City, IA 50595 * (515) 832-3071 PHONE

WCF BANCORP, INC.
401 Fair Meadow Drive
Webster City, Iowa 50595
(515) 832-3071
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 22, 2019
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of WCF Bancorp, Inc. (the “Company” or “WCF Bancorp”) will be held at the main office of WCF Financial Bank located at 401 Fair Meadow Drive, Webster City, Iowa 50595 at 9:00 a.m., Central time, on Wednesday, May 22, 2019.
A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.
The Annual Meeting is being held so that stockholders may vote on the following matters:

1.	The election of two directors of WCF Bancorp;

2.	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 29, 2019 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE COMPANY’S SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Helaine Engler
Helaine Engler
Corporate Secretary

Webster City, Iowa
April 19, 2019

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement of
WCF Bancorp, Inc.
401 Fair Meadow Drive
Webster City, Iowa 50595
(515) 832-3071

ANNUAL MEETING OF STOCKHOLDERS To
be Held on Wednesday, May 22, 2019
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of WCF Bancorp, Inc. (the “Company” or WCF Bancorp”) to be used at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the main office of WCF Financial Bank located at 401 Fair Meadow Drive, Webster City, Iowa at 9:00 a.m., Central time, on Wednesday, May 22, 2019, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 19, 2019.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Company’s Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.
The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.
Proxies may be revoked by sending written notice of revocation to the Company’s Secretary at theCompany’s address shown above, the submission of a later-dated proxy, or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Company’s Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 29, 2019 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 2,561,542 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.
In accordance with the provisions of the Company’s Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (II) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.
As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors, to WITHHOLD AUTHORITY to vote for all the nominees being proposed or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the largest number of votes cast are elected, up to the maximum number of directors to be elected at the Meeting.
As to the ratification of the Company’s independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the Company’s independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.
In the event at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.
Participants in the ESOP. If you participate in the WCF Financial Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form that reflects all shares you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of WCF Bancorp common stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions is May 15, 2019.
Persons and groups who beneficially own in excess of five percent of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of March 29, 2019, the Record Date, the shares of common stock beneficially owned by the Company’s named executive officers and directors individually, by executive officers and directors as a group, and by each person or group known by us to beneficially own in excess of five percent of the Company’s common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percentage of Shares of Common Stock Outstanding
Five Percent Sto ckholders:

Firefly Value Partners, LP (2) 601 West 26th Street, Suite 1520 New York, New York 10001	205,000		8.0%

Western Standard LLC (3) 5900 Wilshire Blvd, Suite 650, Los Angeles, CA 90036	128,798		5.0%

WCF Financial Bank Employee Stock Option Plan 401 Fair Meadow Drive Webster City, IA 50595	171,138		6.7%

Directors a nd Executiv e Officers : (4)

Michael R. Segner	7,500	(5)	*
Thomas Chalstrom	3,000		*
Thomas J. Hromatka	4,000	(6)	*
Stephen L. Mourlam	5,692	(7)	*
Kasie L. Doering	625		*
Heidi Tesdahl	—		*
Bradley Mickelson	—		*
Paul Moen	—		*

All Directors, Nominees and Executive Officers as a Group (8 persons)	21,317		*%
* Less than 1.0%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Based on a Schedule 13G/A filed with the SEC on February 14, 2018

(3)	Based on a Schedule 13G filed jointly with Mr. Eric D. Andersen with the SEC on March 28, 2019.

(4)	The business address of each director, nominee and executive officer is 401 Fair Meadow Drive, Webster City, Iowa 50595

(5)	Includes 7,500 shares held through Mr. Segner’s IRA.

(6)	Includes 4,000 shares held through Mr. Hromatka’s IRA.

(7)	Includes 1,030 shares allocated to Mr. Mourlam’s ESOP account.

PROPOSAL I - ELECTION OF DIRECTORS
The Company’s Board of Directors is comprised of seven members. The Company’s bylaws provide, and the terms of the Company’s Board of Directors are classified so, that approximately one- third of the directors are to be elected annually. The Company’s directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting. The Company’s Nominating Committee has nominated Michael R. Segner, Bradley Mickelson and C. Thomas Chalstrom, each to serve as directors for three-year terms. Each of the nominees is a member of the Board of Directors, and each of the nominees has agreed to serve, if elected.
It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.
The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.
The following table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of each director.

Name (1)	Age at March 29, 2019	Position	Term to Expire	Director Since(2)
Nominees
Michael R. Segner	60	President, Chief Executive Officer and Director	2022	2018
Bradley Mickelson	43	Director	2022	2018
C. Thomas Chalstrom	55	Director	2022	2014
Current Directors
Thomas J. Hromatka	62	Chairman of the Board	2020	2017
Heidi Tesdahl	43	Director	2020	2018
Stephen L. Mourlam	67	Director	2021	2001
Kasie Doering	41	Director	2021	2018

(1)	Includes service on the Board of Directors of WCF Financial Bank.
The Business Background of the Company’s Directors and Executive Officers
The business experience for the past five years of each of the Company’s directors and executive officers is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of WCF Financial Bank (the “Bank”). Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
Nominees
Michael R. Segner is President and Chief Executive officer of WCF Bancorp and WCF Financial Bank, positions he has held since August 2018. Prior to his employment with the Company and the Bank, Mr. Segner served as President and Chief Executive Officer of Peoples Trust & Savings Bank, Clive, Iowa from 2008 until February 5, 2018 (which is consistent with the effective time of the acquisition of Peoples Trust & Savings Bank by Rigler Investment Co.). Mr. Segner has a strong background in commercial banking, bank turnarounds and growing financial institutions with strong asset quality. Mr. Segner’s experience provides the Board with a perspective on the day-to-day operations of WCF Financial Bank, and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.
Bradley Mickelson is a self-employed farmer in the Webster City area and as such is heavily involved in the agriculture industry in and around Webster City. Mr. Mickelson earned his associates degree at Iowa Central Community College with a concentration in agriculture. Mr. Mickelson’s agricultural and local business knowledge assists the Board with its oversight of management as the Bank increases its emphasis on agricultural and commercial business lending.
C.    Thomas Chalstrom is the President and Chief Executive Officer of First Federal Credit Union, Cedar Rapids, Iowa, a position he has held since September 2013. Prior to this, from June 2012 until August 2013, following the sale of First Federal Savings Bank of Iowa, Mr. Chalstrom was a consultant. From 1985 until its sale in 2012, Mr. Chalstrom served in positions of increasing importance at First Federal Savings Bank of Iowa. Mr. Chalstrom has over 25 years’ exp erience as a senior executive of a financial institution and his extensive banking experience in both lending and management provides the board with industry insights and valuable perspectives in assessing strategic direction of WCF Financial Bank.
Continuing Directors
Thomas J. Hromatka is retired. Prior to his retirement in 2018, since 2012 Mr. Hromatka was the Director of Bank Services at Aureon TM IT, Inc., West Des Moines, Iowa. Prior to this, from 2008 until 2012, he was an Executive Vice President at First Federal Iowa. Mr. Hromatka has over 30 years of banking experience. Mr. Hromatka’s extensive banking management experience provides the board with industry insights and valuable perspectives in assessing strategic direction of WCF Financial Bank.
Heidi Tesdahl is the Director of Development at St. Thomas Aquinas in Webster City, a position she has held since October 2017. Prior to this appointment, Ms. Tesdahl from 2009 until 2016 Ms. Tesdahl was a homemaker. Prior to this, from 2002 until 2009, Ms. Tesdahl was a Financial Officer with First American Bank and an accountant on staff at McGladrey & Pullen, LLP, working primarily with financial institutions. Her experience in banking and accounting along with her commitment to the community are valuable assets she brings to the board.
Stephen L. Mourlam is retired. Prior to his retirement in 2018, Mr. Mourlam served as our President and Chief Executive Officer from 2009 to 2018. He also served from September 2018 until December 2018 as interim Chief Financial Officer of WCF Financial Bank and WCF Bancorp. Mr. Mourlam began his employment with WCF Financial Bank in 1979 and held positions of increasing responsibility during his tenure. Mr. Mourlam has extensive ties to the communities that support our business generation.
Kasie L. Doering is an accountant for D&B Agro-Systems, Ltd. Prior to this position, from February 2016 until December 2017, Ms. Doering served as Chief Financial Officer of WCF Financial Bank and WCF Bancorp. Prior to her employment with WCF Financial Bank, from 2007 until January 2016, Ms. Doering held the position of Program Manager for Academic Budgeting and Planning at Iowa State University, Ames, Iowa. Ms. Doering’s accounting background provides the Board general business and financial knowledge.
Executive Officers Who are Not Directors
Paul Moen, age 62, is our Chief Financial Officer, a position he has held since December 2018. Prior to this appointment, since 2016 Mr. Moen was an Independent Consultant contracting with commercial banks in a financial consulting capacity as Moen Consulting, LLC. Prior to serving as an independent contractor, Mr. Moen was the Chief Financial Officer of Bridgewater Bank, Bloomington, Minnesota from June 2015 until December 2016, and was Chief Financial Officer of Frandsen Financial Corporation from 2008 to 2015.
Stephanie Christian, age 34, is our Market President of the Independence Branch and our Compliance Officer. Ms. Christian has worked for WCF Financial Bank for 16 years. She has worked as a Teller and Loan Processor throughout her banking career. She earned her associates degree from Iowa Central and then her Bachelor’s degree from Buena Vista. She recently graduated from Graduate School of Banking in Madison, Wisconsin.
Meetings and Committees of the Board of Directors
We conduct business through meetings of our Board of Directors and its committees. During 2018, the board of directors met 14 times. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served).
The Board of Directors of WCF Bancorp has established standing committees, including a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. The Nominating and Corporate Governance Committee and the Audit Committee each operate under a written charter, which governs its composition, responsibilities and operations. These charters may be found on our website located at www.wcf bank.com.
Board Independence
The Board of Directors has determined that each of the Company’s directors and nominees, with the exception of Stephen L. Mourlam, Kasie L. Doering and Michael R. Segner, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Segner is not independent because he is an executive officer of the Company. Mr. Mourlam and Ms. Doering are not independent because each was previously an executive officer of the Company.
There were no transactions required to be reported under “Transactions with Certain Related Persons,” below that were considered in determining the independence of the Company’s directors.
Board Leadership Structure
To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. The Chairman of the Board is an independent, non-management role.
Board’s Role in Risk Oversight
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand the Company’s risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee will report on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of directors Heidi Tesdahl, who serves as chairperson, C. Thomas Chalstrom and Thomas Hromatka, each of whom is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee. The Nominating and Corporate Governance Committee charter is available on our website at www.wcfbank.com. The Nominating and Corporate Governance Committee met three times during 2018.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership; and

•	to develop and recommend corporate governance guidelines to the Board of Directors for its approval.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and the Company’s stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the Company’s stockholders as a group, and not primarily a special interest group or constituency.
In addition, the Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, whether the candidate would satisfy the SEC’s independence standards applicable to members of the Company’s audit committee, and the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.
The Company does not maintain a specific diversity policy, but diversity is considered in the Company’s review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.
Procedures for the Recommendation of Director Nominees by Stockholders
The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. Stockholders may submit the names of qualified candidates for director by writing to the Corporate Secretary, at 401 Fair Meadow Drive, Webster City, Iowa 50595. To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary not less than 180 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders.
The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•
the name and address of the stockholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of the Company’s common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at Annual Meeting.”
Stockholder Communications with the Board
Any of the Company’s stockholders who want to communicate with the Board of Directors or with any individual director can write to the Company’s Corporate Secretary, at 401 Fair Meadow Drive, Webster City, Iowa 50595. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics
The Company has adopted a Code of Ethics that is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This Code is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. There were no amendments made to or waivers from the Company’s Code of Ethics in 2018. The Code of Ethics is available on our website at www.wcfbank.com. Additionally, persons interested in obtaining a copy of the Code of Ethics may do so by writing to the Company at: WCF Bancorp, Inc., 401 Fair Meadow Drive, Webster City, Iowa 50595, Attention, Corporate Secretary.
Attendance at Annual Meetings of Stockholders
The Company does not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable conflicts. All of our directors who were directors at such time attended the 2018 Annual Meeting of Stockholders and all of our directors are expected to attend our 2019 Annual Meeting of Stockholders.
Compensation Committee
The members of the Compensation Committee are directors Heidi Tesdahl, who serves as chairwoman, Thomas Hromatka and C. Thomas Chalstrom, each of whom is considered “independent” as defined in the NASDAQ corporate governance listings standards. The committee is responsible for reviewing all compensation matters related to the Company’s employees. The Compensation Committee met three times in 2018. The Compensation Committee has adopted a written charter which is available on our website located at www.wcfbank.com.
The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, Mr. Segner does not vote on and is not present for any discussion of his own compensation. These recommendations are then considered by the Compensation Committee. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.
Audit Committee
The Company’s Audit Committee consists of directors C. Thomas Chalstrom, who serves as chairman, Thomas Hromatka and Heidi Tesdahl, each of whom is “independent” under the NASDAQ corporate governance listing standards and SEC Rule 10A-3. The Board has determined that Mr. Chalstrom qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.
The Audit Committee reviews the contents of and conclusions in audit reports prepared by the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit and compliance relatedpolicies, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on our website located at www.wcfbank.co m. The Audit Committee met eight times during 2018.

Audit Committee Report
As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2018;

•
Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The Audit Committee:
C. Thomas Chalstrom
Heidi Tesdahl
Thomas J. Hromatka
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The Company’s executive officers and directors and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure in the Company’s Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based solely on a review of the copies of the Forms 3, 4 and 5 that we received with respect to transactions during the year ended December 31, 2018, we believe that Director Mickelson and Chief Financial Officer Moen were each late in filing a Form 3, both of which were subsequently filed, and all other forms were filed on a timely basis.
Executive Officer Compensation
Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Michael R. Segner, and Stephen Mourlam, who served as Chief Executive Officer during part of 2018. Other than these individuals, no executive officers of the Company earned more than $100,000 during 2018. Each individual is referred to as a “named executive officer.” Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)(1)	All compensation ($)	Total ($)
Michael R. Segner, (2)	2018	60,817	0	0	60,817
President and Chief Executive Officer
Stephen L. Mourlam,(3)	2018	173,456	500	48,000(4)	221,456
President and Chief Executive Officer and Interim Chief Financial Officer	2017	161355	500	—	161,855

(1)	Represents a holiday bonus payable to all employees of WCF Financial Bank.

(2)	Mr. Segner was appointed President and Chief Executive Officer on August 22, 2018

(3)	Mr. Mourlam retires as President and CEO effective August 22, 2018. From September 2018 until December 2018, Mr. Mourlam served as interim Chief Financial Officer.

(4)	Represents payment for accrued sick pay and vacation pay for the tenure of Mr. Mourlam’s 39 year career at WCF Financial Bank.
Benefit Plans
Employment Agreement with Michael R. Segner. On August 27, 2018, WCF Financial Bank and Michael Segner entered into an employment agreement in connection with Mr. Segner’s hiring as President and Chief Executive Officer (the “Employment Agreement”). The term of the Employment Agreement is for one year and renews annually, provided that the Board of the Directors of the Bank approves the renewal after conducting a performance evaluation of Mr. Segner. Mr. Segner’s base salary is $172,500 per year and he is eligible to receive an annual incentive bonus at a target amount equal to 20% of base salary, payable as follows: (1) 50% would be paid in a lump sum as soon as practicable following the end of the annual performance period; and (2) 50% would be paid in the form of restricted stock and/or stock option grants under the Company’s 2017 Equity Plan. The actual amount of Mr. Segner's annual incentive bonus will depend on the achievement of the annual performance goals established by the Compensation Committee of the Board of Directors of the Company. The 20% target bonus percentage will be reviewed periodically, which may be increased at the discretion of the Compensation Committee. In addition, Mr. Segner is eligible to participate in the employee benefit plans offered by the Bank, and is reimbursed for reasonable business expenses incurred, including relocation expenses up to $10,000, provided, however, that if Mr. Segner resigns without “good reason” before the one-year anniversary of his date of hire, he must repay the relocation benefit to the Bank.
If Mr. Segner’s employment is terminated by the Bank without “cause” or he voluntarily resigns for “good reason” (as such terms are defined in the Employment Agreement and hereinafter referred to as a “qualifying termination event”) and such qualifying termination event is not in connection with a change in control, he would receive a cash lump sum payment equal to the sum of the: (1) amount of base salary that he would have earned had he remained employed with the Bank for 12 months; and (2) estimated cost of providing medical and dental insurance coverage maintained by the Bank for Mr. Segner and his family in effect as of his date of termination for 12 months.
If Mr. Segner’s qualifying termination event occurs on or after a change in control of the Company or the Bank, he would receive (in lieu of the aforementioned severance benefits) a cash lump sum payment equal to the sum of: (1) one times the sum of his highest base salary and highest target bonus paid to or earned by Mr. Segner during the year of the change in control or either of the two calendar years immediately preceding the change in control; and (2) the estimated cost of providing medical and dental insurance coverage maintained by the Bank for Mr. Segner and his family in effect as of the change in control for 12 months.

Mr. Segner agrees that while employed and for period of 12 months following his termination of employment for any reason (except if such termination occurs on or after a change in control), he will be subject to non-competition and non-solicitation covenants.
Consulting Agreement with Paul Moen. On December 19, 2018, the Company entered into a consulting agreement with Paul Moen, as principal of Moen Consulting, LLC, for Mr. Moen to serve as chief financial officer of the Company. Pursuant to the Agreement, which has a term of December 26, 2018 through June 30, 2019, Mr. Moen will be paid an hourly fee of $125 and will be reimbursed for reasonable expenses related to the consulting arrangement. Pursuant to the Agreement, Mr. Moen will not participate in any of the Company’s or Bank’s employee benefit plans.
Executive Annual Incentive Plan. The Company has adopted the WCF Financial Bank Executive Annual Incentive Plan (the “Plan”). The Plan focuses on financial measures that are critical to the Bank’s growth and profitability and is utilized to align the interests of the senior management team with stockholders of the Company by paying bonus awards that are linked to the performance of the Bank. The Plan will remain in effect until terminated, modified or amended by the Compensation Committee of the Board of Directors.
Employees selected by the Compensation Committee, which includes the named executive officers of the Company, are eligible to participate in the Plan. For each plan year (which is the calendar year), each participant will receive an award agreement which sets forth the annual bonus award amount (the “Cash Award”), designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to earn the Cash Award. The specific performance objectives are determined annually by the Compensation Committee, but generally may include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to the Bank. Each performance objective specifies level of achievements at “threshold,” “target,” “above target” and “maximum” levels and are weighted by priority as a percentage of the Cash Award payable to the participant.
Cash Awards are paid to each participant in the form of a cash lump sum within two and one-half (2½) months following the end of each plan year. Unless otherwise determined by the Compensation Committee, a participant who is not employed as of the payout date of the Cash Award will forfeit such award.
Notwithstanding the foregoing, the Committee may grant a Cash Award under the Plan that provides that a percentage of the Cash Award would be paid in the form of an equivalent number of restricted stock and/or stock options (the “Equity Awards”) instead of cash. The Equity Awards would be: (1) granted under the Company’s 2017 Equity Incentive Plan (the “Equity Plan”) at the same time the Cash Award is paid to the participant; (2) evidenced by a separate award agreement; and (3) subject to the terms and conditions (including any vesting conditions) of the Equity Plan and such award agreement.
401(k) Plan. WCF Bancorp and WCF Financial Bank currently maintain The Architect 401(k) MEP, which is a multiple-employer tax-qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate in the plan.
A participant may elect to contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. In addition to salary deferral contributions, the 401(k) Plan provides that WCF Financial Bank will make a matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to 6% of the participant’s elective deferral contributions. WCF Financial Bank may, in its sole discretion, make a profit sharing contribution to the 401(k) Plan on behalf of the participants. A participant is always 100% vested in his or her salary deferral and employer contributions. The 401(k) Plan permits a participant to direct the investment of his or her own account into various available investment options.
Stock Benefit Plan
Employee Stock Ownership Plan. WCF Financial Bank sponsors an employee stock ownership plan (“ESOP”) for eligible employees. WCF Financial Bank’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee.
The ESOP trustee purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of WCF Bancorp, Inc. common stock sold in the offering. The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant becomes vested in his or her account balance at a rate of 20% per year over a 6-year period, beginning in the second year. Participants also become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service.
Under applicable accounting requirements, WCF Financial Bank records a compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in WCF Bancorp Inc.’s earnings.
2017 Equity Incentive Plan. On August 25, 2017, the Company’s stockholders approved the 2017 Equity Incentive Plan (the “Equity Plan”) which provides for the grant of stock based awards to the directors and executive officers of WCF Bancorp and WCF Financial Bank. The Plan authorizes the issuance or delivery of up to 299,492 shares of WCF Bancorp common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options. Of this number, the maximum number of shares of WCF Bancorp, Inc. common stock that may be issued under the 2017 Equity Incentive Plan pursuant to the exercise of stock options is 213,923 shares, and the maximum number of shares of WCF Bancorp, Inc. common stock that may be issued as restricted stock awards or restricted stock units is 85,569 shares.
The Equity Plan is administered by the members of WCF Bancorp, Inc.’s Compensation Committee. The Compensation Committee has the authority and discretion to select the persons who will receive the awards; establish the terms and conditions relating to each award; adopt rules and regulationsrelating to the Equity Plan; and interpret the Equity Plan. The Equity Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.
Our executive officers and outside directors are eligible to receive awards under the Equity Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non- qualified stock options. The exercise price of stock options granted under the Equity Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Compensation Committee. Stock awards under the Equity Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Compensation Committee that are set forth in the award agreement. As of December 31, 2018, no awards were granted under the Equity Plan.
Director Compensation
The following table sets forth for the year ended December 31, 2018 certain information as to the total remuneration paid to directors other than Messrs. Mourlam and Segner. Information with respect to director fees paid to Messrs. Mourlam and Segner, if any, is included above in “Executive Officer Compensation – Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Nonqualified Deferred Compensation	Total ($)
C. Thomas Chalstrom	14,000	—	14,000
Thomas J. Hromatka	14,000	—	14,000
Harold J. Pursley (1)	9,000	—	9,000
Kasie Doering	14,000	—	14,000
Bradley Mickelson (2)	—	—	—
Heidi Tesdahl	14,000	—	14,000

(1)	Mr. Pursley retired from the Board effective September 30, 2018

(2)	Mr. Mickelson was appointed to the Board in December 2018

Director Fees

WCF Financial Bank pays each outside director a monthly retainer of $600 and an additional$400 per meeting attended. Directors do not receive additional fees for board committees. WCF Bancorp does not separately compensate directors for their service.

Director Plans

2005 Director Deferred Compensation Plan. WCF Financial Bank adopted the Amended and Restated WCF Financial Bank 2005 Director Deferred Compensation Plan, effective January 1, 2005. Any member of the board of directors is eligible to participate in the plan. The plan allows for a participant to elect to defer up to 100% of his director fees to the plan. All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant. The participant’s account balance will be credited with earnings based on an adjustable rate equal to 1.0% above the prime rate, as published in The Wall Street Journal. The interest rate adjusts annually and will be 1.0% above the prime rate on the first business day of the plan year, retroactive to January 1, of such year.

Each participant will have the right to elect for the payment of his account balance to commence on either a specified date or upon his separation from service (the “commencement date”). However, the participant’s account balance may be paid out prior to the commencement date due to the participant’s death or disability. Generally, the participant’s account balance will be payable in a lump sum distribution. However, a participant can elect for his account balance to be payable in equal monthly installments over a period of either five or 10 years. In the event of the director’s separation from service within two years following a change in control of WCF Bancorp or WCF Financial Bank, the participant’s account balance will accrue earnings at an interest rate equal to 7.0% from his date of termination until his account balance has been fully distributed.

Transactions with Certain Related Persons
In the ordinary course of business, WCF Financial Bank makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to other borrowers not related to WCF Financial Bank. Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.
Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (1) extending or maintaining credit, (2) arranging for the extension of credit, or (3) renewing an extension of credit in the form of a personal loan, to an officer or director. There are several exceptions to this general prohibition, one which is applicable to WCF Financial Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and executive officers are made in conformity with the Federal Reserve Act and applicable regulations.
In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section must be reviewed by our audit committee or another independent body of the board of directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction, to confirm that the transaction is on the terms that are no less favorable as those that would be available to us from an unrelated party though an arms-length transaction features.

PROPOSAL II – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company’s Board of Directors has approved the engagement of RSM US LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre- approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor.
At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of RSM US LLP for the year ending December 31, 2019. A representative of RSM US LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.
Audit Fees. The aggregate fees billed for professional services rendered by RSM US LLP for the audit of the Company’s annual financial statements for 2018 and 2017 were $160,258 and $135,700, respectively.
Audit-Related Fees. Fees billed for professional services rendered by RSM US LLP that were reasonably related to the performance of the audits described above were $0 and $7,066 for 2018 and 2017, respectively.
Tax Fees. The aggregate fees billed for professional services by RSM US LLP for tax services were $21,643 and $20,650 for 2018 and 2017, respectively.
All Other Fees. There were no other fees billed in 2018 or 2017 for professional services rendered for the Company by RSM US LLP for services other than those listed above.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of the tax fees and the other non-audit fees described above during 2018.
The Audit Committee has considered whether the provision of non-audit services by RSM US LLP, relating primarily to tax services, is compatible with maintaining the independence of RSM US LLP.
In order to ratify the selection of RSM US LLP as the independent registered public accounting firm for 2019, the proposal must receive a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of RSM US LLP as independent registered public accounting firm for 2019.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the Company’s proxy materials for the Company’s 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 401 Fair Meadow Drive, Webster City, Iowa, 50595 no later than December 20, 2019. If the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the 2019 annual meeting, any stockholder proposal must be received at a reasonable time before the Company prints or mails proxy materials for such meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s articles of incorporation and Bylaws and Iowa corporation law.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING
The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a shareholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
The 2020 annual meeting of stockholders is expected to be held on May 20, 2020. Accordingly, for the 2020 annual meeting of stockholders, the notice would have to be received between January 22, 2020 and February 1, 2020.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.
MISCELLANEOUS
The Company will bear the cost of solicitation of proxies and the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, the Company’s directors, officers and regular employees may solicit proxies personally, by telephone or by other forms of communication without additional compensation.

THE COMPANY’S 2018 ANNUAL REPORT TO STOCKHOLDERS IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT 401 FAIR MEADOW DRIVE, WEBSTER CITY, IOWA 50595, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Helaine Engler
Helaine Engler
Corporate Secretary

Webster City, Iowa
April 19, 2019

WCF BANCORP

VOTE

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A Proposals — The Board of Directors recommends a vote "FOR" each of the listed Proposals.

1. The election as director of the nominee listed below each for a three year term.

01 - Michael R. Segner 02 - Bradley Michelson 03 - C. Thomas Chalstrom

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REVOCABLE PROXY — WCF BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of WCF Bancorp, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of WCF Financial Bank located at 401 Fair Meadow Drive, Webster City, Iowa 50595 at 9:00 a.m., Central time, on Wednesday, May 22, 2019. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement, both dated April 19, 2019 and audited financial statements.

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